UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 8, 2017

12 Retech Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-201319	38-3954047
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Calle Dr. Heriberto Nunez #11A,

Edificio Apt. 104

Dominican Republic

(Address of principal executive offices)

809-994-4443

(Registrant’s telephone number, including area code)

Devago, Inc.

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendments to the Articles of Incorporation or Bylaws: Change in Fiscal Year

12 Retech Corporation. (formerly Devago, Inc.) (the “Company”) amended its Articles of Incorporation with the State of Nevada in order to (i) change its name to 12 Retech Corporation, (ii) effectuate a 6 for 1 forward stock split and (iii) increase the authorized shares of common stock to 550,000,000, and decrease the authorized shares of preferred stock to 50,000,000 (the “Amendment”). The board of directors of the Company approved the Amendments on June 7, 2017. The shareholders of the Company approved of the Amendment by written consent on June 7, 2017. The Amendment became effective with the State of Nevada on June 8, 2017. The Company is awaiting approval and effectiveness from FINRA.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1

Certificate of Amendment, stating the name change, 6 for 1 forward stock split and increasing the authorized shares of common stock of the Company to 550,000,000, and decreasing the authorized shares of preferred stock to 50,000,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 14, 2017

12 Retech Corporation

/s/ Jose Armando Acosta Crespo
By: Jose Armando Acosta Crespo
Title: President

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EXHIBIT INDEX

Exhibit No.	Document Description

3.1

Certificate of Amendment, stating the name change, 2 for 1 forward stock split and increasing the authorized shares of common stock of the Company to 550,000,000, and decreasing the authorized shares of preferred stock to 50,000,000.

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